                                                                       EXHIBIT T

        THIS AGREEMENT made as of the 11th day of April, 1996.

BETWEEN:

        OCTAGON CAPITAL CANADA CORPORATION, a corporation incorporated under the laws of the Province of Ontario,

        (hereinafter referred to as "Octagon")

                                                               OF THE FIRST PART

                                    - and -

        SIMMONDS CAPITAL LIMITED, a corporation incorporated under the laws of the Province of Ontario,

        (hereinafter referred to as "SCL")

                                                              OF THE SECOND PART

                                    - and -

        MIDLAND INTERNATIONAL CORPORATION, a corporation incorporated under the laws of Delaware,

        (hereinafter referred to as "Midland")

                                                               OF THE THIRD PART


        WHEREAS Octagon desires to lend to SCL and SCL desires to borrow from Octagon the sum of U.S. $3,000,000 on the terms and conditions set forth herein;

        AND WHEREAS such borrowing is to be evidenced by a U.S. $3,000,000 secured debenture issued by SCL on the terms and conditions set forth herein;

        AND WHEREAS Octagon requires as a condition of making the said loan that the obligations of SCL in respect thereof be guaranteed by Midland, such guarantee to be issued by Midland on the terms and conditions set forth herein;

        NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:
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ARTICLE 1 - THE LOAN

1.1 Octagon hereby agrees to lend to SCL and SCL agrees to borrow from Octagon on the terms and conditions set forth herein the sum of U.S. $3,000,000 (the "Loan").

1.2 The closing of the Loan shall take place at the offices of Heenan Blaikie, Suite 3350, South Tower, Royal Bank Plaza, Toronto, Ontario M5J 2J4 at 12:00 p.m. on April 11, 1996.

1.3  At closing:

     (i) SCL shall execute and deliver to Octagon, or as Octagon may direct, a U.S. $3,000,000 debenture in the form of the debenture attached hereto as Schedule "A" (the "Debenture");

     (ii) Midland shall execute and deliver to Octagon a secured guarantee in the form of the secured guarantee attached hereto as Schedule "B" (the "Guarantee"), a Security Agreement in the form attached hereto as Schedule "C" and a Pledge Agreement in the form attached hereto as Schedule "D" (collectively, with the Guarantee, the "Guarantee Documents"); and

     (iii) SCL and Midland shall execute and deliver to Octagon all other documents and certificates contemplated by this Agreement, the Debenture or the Guarantee Documents to be delivered by them to Octagon at or prior to closing;

     all against the advance of the Loan by Octagon to SCL by the delivery of a certified cheque or bank draft payable to or to the order of SCL in the amount of U.S.$3,000,000 or by wire transfer of same day funds of the said amount to an account specified in writing by SCL.

1.4 The terms and conditions of the Loan, including the terms as to repayment and interest, shall be as set forth in the Debenture.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

2.1 Octagon represents and warrants to SCL, and acknowledges that SCL is entering into this agreement in reliance thereon, that: (a) Octagon has been duly incorporated under the laws of Ontario, is duly organized and existing under such laws and has the corporate capacity, power and authority to enter into this Agreement and to carry out its obligations hereunder; and (b) that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Octagon.
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                                     - 3 -

2.2 SCL represents and warrants to Octagon, and acknowledges that Octagon is entering into this Agreement in reliance thereon, that: (a) SCL has been duly incorporated under the laws of the Province of Ontario, is duly organized and existing under such laws and has the corporate power, capacity and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SCL; (c) each of this Agreement and the Debenture constitutes a legal, valid and binding obligation of SCL enforceable against SCL in accordance with its terms, and the execution and delivery of and the performance by SCL of this Agreement and the Debenture and the performance by SCL of its respective obligations hereunder and under the Debenture: (i) do not contravene, violate or conflict with any term or provision of any law, statute, governmental regulation, licence, judgement, decree, order, writ, injunction, agreement, undertaking, indenture or other document or instrument to which SCL is a party or by which it is bound; and (ii) does not result in a breach of or constitute a default under or require a consent under or result in the creation of any lien, charge or encumbrance upon the property or assets of SCL pursuant to any indenture, contract, credit agreement, mortgage or other agreement or instrument to which SCL is a party or by which SCL or any of its property or assets may be bound or affected; (d) SCL has good title to the Collateral (as defined in the Debenture) free and clear of all liens, charges, pledges and encumbrances whatsoever, except as created by the Debenture, the U.S. $2,500,000 debenture dated September 15, 1995 made by SCL in favour of Octagon (the "Octagon Debenture") and existing liens in favour of the Royal Bank of Canada, or as otherwise described below in this Section 2.2; (e) the Debenture will create a valid first security interest in the Collateral and the Proceeds, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge or other encumbrance, except in respect of $1,025,000(CDN) principal amount of Class A Debentures of Circuit World Corporation which are subject to a prior security interest in favour of Octagon created by the Octagon Debenture; and (f) the only security granted to Quest Capital Corporation ("Quest")(the "Quest Security") by SCL pursuant to the $3,000,000(US) loan by Quest to SCL is a pledge of 1,000,000 common shares of Intek Diversified Corporation and a security interest in the assets of SCL (which security interest, by its terms, is stated to be subordinate to the security interests provided hereunder).

2.3 Midland represents and warrants to Octagon, and acknowledges that Octagon is entering into this Agreement in reliance thereon, that: (a) Midland has been duly incorporated under the laws of Delaware, is duly organized and existing under such laws and has the corporate power, capacity and authority to enter into this Agreement and to carry out its obligations hereunder; (b) that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Midland; (c) each of this Agreement and the Guarantee Documents constitutes a legal, valid and binding obligation of Midland enforceable against Midland in accordance with its terms, and the execution and delivery of and the performance by Midland of this Agreement and the Guarantee Documents and
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     the performance by Midland of its respective obligations hereunder and under the Guarantee Documents : (i) do not contravene, violate or conflict with any term or provision of any law, statute, governmental regulation, licence, judgement, decree, order, writ, injunction, agreement, undertaking, indenture or other document or instrument to which Midland is a party or by which it is bound; and (ii) does not result in a breach of or constitute a default under or require a consent under or result in the creation of any lien, charge or encumbrance upon the property or assets of Midland pursuant to any indenture, contract, credit agreement, mortgage or other agreement or instrument to which Midland is a party or by which Midland or any of its property or assets may be bound or affected; (d) that Midland has good title to the Collateral (as defined in the Guarantee Documents) free and clear of all liens, charges, pledges and encumbrances whatsoever; and (e) the Guarantee Documents will create a valid first security interest in the Collateral and the Proceeds, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge or other encumbrance.

2.4 The representations and warranties contained in this Agreement shall survive the closing of the Loan and shall survive until all amounts owing under the Debenture have been paid in full.

ARTICLE 3 - UNDERWRITING FEES

3.1 In consideration of its services in arranging the Loan, SCL shall pay to Octagon on closing an underwriting fee of U.S. $175,000. In addition, a further U.S. $125,000 shall be deposited by SCL on closing with its solicitors, Heenan Blaikie, to be held in trust by them in an interest bearing account pursuant to written instructions to deliver such amount to Octagon as provided in the next sentence of this section 3.1. In the event that the Principal Amount (as defined in the Debenture) and all accrued and unpaid interest thereon has not been paid in full on or prior to May 29, 1996, such amount shall be paid to Octagon as an additional underwriting fee. Otherwise it shall be returned to SCL.

3.2 All reasonable out-of-pocket expenses incurred by Octagon in connection with the Loan will be paid by SCL on closing upon submission of documentation in respect thereof to SCL.

ARTICLE 4 - GENERAL

4.1 This Agreement represents the entire agreement between the parties hereto and may not be amended or modified in any respect except by written instrument executed by the parties hereto.

4.2 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
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4.3  Any covenant or provision hereof determined to be void or unenforceable in whole or in part shall be deemed not to affect or impair the validity or enforceability of any other covenant or provision hereof and the covenants and provisions hereof are declared to be separate and distinct.

4.4 Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered by hand, (ii) sent by electronic or facsimile communication, or (iii) sent by prepaid courier service, addressed, in the case of notice to Octagon, to:

                       Octagon Capital Canada Corporation
                       Suite 406, 181 University Avenue
                       Toronto, Ontario
                       M5H 3M7
                       Attention:  Paul D. Davis
                       Facsimile:  (416) 368-3811

     in the case of notice to SCL, to:

                       Simmonds Capital Limited
                       Suite 1050, 5255 Yonge Street
                       Willowdale, Ontario
                       M2N 6P4
                       Attention:  David O'Kell
                       Facsimile:  (416) 221-3800

     and, in the case of notice to Midland, to:

                       Midland International Corporation
                       Suite 1050, 5255 Yonge Street
                       Willowdale, Ontario
                       M2N 6P4
                       Attention:  David O'Kell
                       Facsimile:  (416) 221-3800

     Any notice so given shall be deemed conclusively to have been given and received when so delivered by hand or sent by electronic communication or facsimile or on the second day following the sending thereof by courier. Any of the parties hereto may change any particulars of its address for notice by notice to the others in the manner aforesaid.

4.5 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The parties acknowledge and agree that Octagon will assign on the date hereof all of its rights and benefits under this Agreement and any other documents which may be issued pursuant to this Agreement to Mees Pierson ICS Limited.
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4.6  All dollar amounts referred to in this Agreement, unless otherwise stated, are in lawful money of the United States of America.


     IN WITNESS HEREOF this Agreement has been executed by the parties hereto as of the date first above written.


                                        OCTAGON CAPITAL CANADA CORPORATION


                                        By:  /s/ Paul Davis
                                             -----------------------------------
                                             Name:
                                             Title:


                                        SIMMONDS CAPITAL LIMITED


                                        By:  /s/ David O'Kell
                                             -----------------------------------
                                             David O'Kell,
                                             Executive Vice-President


                                        MIDLAND INTERNATIONAL CORPORATION


                                        By:  /s/ David O'Kell
                                             -----------------------------------
                                             David O'Kell,
                                             Director